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                                                                     EXHIBIT 5.1

                                April 26, 1999


Board of Directors
OneMain.com, Inc.
8150 Leesburg Pike
6th Floor
Vienna, Virginia 22182

Ladies and Gentlemen:

          We are acting as counsel to OneMain.com, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-4, as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the offering of up to an aggregate of 4,000,000 shares of the Company's common stock, par value $0.001 per share (the "SHARES"), which may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy
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Board of Directors
OneMain.com, Inc.
April 26, 1999
Page 2

and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          For purposes of this opinion letter, we have assumed that the issuance, sale and amount of the Shares to be offered from time to time and the terms of the sale thereof will be duly authorized and established by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Amended and Restated Certificate of Incorporation and applicable Delaware law.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations or as to compliance with the securities (or "blue sky") laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement; (ii) due authorization by Board Action of an issuance of Shares; (iii) issuance and delivery of certificates for Shares against payment therefor in accordance with the terms of such Board Action and any applicable acquisition or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Shares represented by such certificates will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
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Board of Directors
OneMain.com, Inc.
April 26, 1999
Page 3


         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.